                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                October 28, 1999

                              Puma Technology, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


              0-21709                                 77- 0349154
       (Commission File No.)               (IRS Employer Identification Number)


                          2550 North First Street, #500
                           San Jose, California 95131

                    (Address of Principal Executive Offices)

                                 (408) 321-7650
              (Registrant's Telephone Number, Including Area Code)

ITEM 2.   ACQUISITION

         Pursuant to an Agreement and Plan of Merger and Reorganization dated as of August 22, 1999 (the "Reorganization Agreement"), by and among Puma Technology, Inc. ("Puma"), CAT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Puma ("Merger Sub"), and ProxiNet, Inc., a Delaware corporation("ProxiNet"), and the related Certificate of Merger executed by Merger Sub and ProxiNet which was filed with the Delaware Secretary of State on October 28, 1999, ProxiNet merged with and into Merger Sub, with Merger Sub being the surviving corporation (the "Merger"). Merger Sub changed its name to ProxiNet and will continue the operations of ProxiNet. The Merger closed on October 28, 1999. As a result of the Merger, each outstanding share of ProxiNet common stock and preferred stock will be exchanged for 0.3809139 of a share of Puma common stock (the "Exchange Ratio"). No fractional shares will be issued and, in lieu thereof, the holder will be paid cash equal to the fraction (after aggregating all fractional shares held by such holder) times $4.9813. Puma assumed outstanding options to acquire ProxiNet common stock as options to acquire Puma common stock, on the same terms as the original option, adjusted to reflect the Exchange Ratio. Puma issued 1,960,719 shares of Puma common stock in the Merger and, in addition, assumed options that can be exercised for approximately 639,217 shares of Puma common stock. Ten percent of the total shares issued are being held in an escrow fund for a period of one year from the closing of the Merger to cover any losses incurred by Puma from breaches by ProxiNet of representations and warranties set forth in the Reorganization Agreement or the failure to perform any covenants required to be performed as set forth in the Reorganization Agreement.

         The exchange ratios were determined through negotiations between the management of each of Puma and ProxiNet, and were approved by their respective boards of directors on August 22, 1999. ProxiNet shareholders approved the Merger through written consents to action in lieu of a stockholder meeting. Mr. Tyrone Pike, a shareholder and director of ProxiNet is also a member of the board of directors of Puma.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (a)  Financial Statements

              The financial statements are unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the fifteenth day following the closing of the Merger.

         (b)  Pro Forma Financial Information

              The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the fifteenth day following the closing of the Merger.

         (c)  Exhibits

              2.1 Agreement and Plan of Merger and Reorganization by and among Puma Technology, Inc., CAT Acquisition Corporation and ProxiNet, Inc., dated August 22, 1999.

              99.1 Press Release, dated October 28, 1999, entitled "Puma Technology Announces Closing Of ProxiNet Merger."

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 28, 1999                PUMA TECHNOLOGY, INC.



                                       By:       /s/ Kelly Hicks
                                           -----------------------------------

                                       Name:     Kelly Hicks
                                             ---------------------------------

                                       Title:   Vice-President of Operations
                                              --------------------------------
                                                & Chief Financial Officer
                                              --------------------------------

                               INDEX TO EXHIBITS



  EXHIBIT
  NUMBER                            DESCRIPTION
  -------         -----------------------------------------------
    2.1           Agreement and Plan of Merger and Reorganization by and among
                  Puma Technology, Inc., CAT Acquisition Corporation and
                  ProxiNet, Inc., dated August 22, 1999.

    99.1          Press Release, dated October 28, 1999, entitled "Puma
                  Technology Announces Closing Of ProxiNet Merger"